SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                          June 30, 2005 (July 7, 2005)


                                  EQUITEX, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                       0-12374                     84-0905189
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(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
of incorporation)                                            Identification No.)


                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940


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         (Former name or former address, if changed since last report.)

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         Pursuant to a private placement offering to sixteen unaffiliated accredited investors, on June 30, 2005, Equitex, Inc. (the "Company") accepted subscriptions for 239,500 Units of its securities, each Unit consisting of two shares of the Company's $0.01 par value common stock (the "Common Stock") and one three-year warrant to purchase a share of Common Stock at an exercise price of $5.50 per share. The purchase price per Unit was $6.00, and resulted in aggregate proceeds to the Company of $1,437,000, from which the Company will pay customary fees and expenses, including fees to brokers and consultants. The Company offered and sold the common stock indicated above in reliance on an exemption from federal registration under , Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated thereunder. The Company relied on this exemption and the safe harbor rule thereunder based on the fact that (i) there were only 16 investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) the Company has obtained Subscription Agreements from the investors indicating tha the investors are purchasing for investment only.

         This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities issued as described above were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.



Date: July 7, 2005                     By:    /s/ Thomas B. Olson
                                          --------------------------------
                                            Thomas B. Olson, Secretary